Exhibit 99.1

IPASS REPORTS FOURTH QUARTER AND YEAR END 2017 FINANCIAL RESULTS

REDWOOD SHORES, Calif. - February 21, 2018 - iPass Inc. (NASDAQ GS: IPAS), a leading provider of global mobile connectivity, reported total revenue of $13.2 million, GAAP net loss of $4.3 million, and Adjusted EBITDA loss of $3.8 million for the quarter ended December 31, 2017, and total revenue of $54.4 million, GAAP net loss of $20.6 million, and Adjusted EBITDA loss of $16.5 million for the year ended December 31, 2017.

“While 2017 was not a memorable year for us, we did accomplish much to set us up well for 2018," said Gary Griffiths, president and CEO. "We made great progress in Q4, for example, to restructure our agreements with our network supply partners, lowering our revenue break-even point. And while iPass SmartConnectTM experienced growing pains typical for new technology last year, it is now stable with several enhanced features. So, given that, we expect 2018 will be the year to prove that our iPass SmartConnect software and Veri-FiTM big data analytics products, under development over the last two years, can transform iPass from a Wi-Fi reseller to a true technology company. We expect revenues from Veri-Fi and technology licensing to represent more than 10% of total revenue, up from 2% in 2017, which will mark an inflection point for us. Several game changing trials or proof of concepts are in various stages, and, based on recent activity, we finally expect our partnership with HP to start regaining momentum. We have other new initiatives well underway such as continual improvement of our enterprise value proposition, adding high demand inflight footprint such as United Airlines, and integrating the data driven analytics that enterprises need to effectively manage their mobile connectivity digital agenda."

Financial Metrics

•	Revenue of $13.2 million in the fourth quarter included $1.0 million in non-recurring revenue.

•
Net Annual Contract Value (ACV), defined as the annualized sales value under committed contract for newly acquired or significant upsell customers signed, in Q4’17 totaled $1.2 million. Total net ACV for 2017 was $1.9 million.

•
Customer Churn, defined as the annualized impact on revenue, based on the prior quarter run-rate, of any customer that terminates or has write-down of committed contract value, was $1.0 million in Q4’17. Total customer churn for 2017 was $5.4 million compared to $9.1 million in 2016.

•
Network Access Cost (NAC) was $9.1 million in the fourth quarter, down from $10.3 million in the third quarter. On a cost per hour basis, NAC was $3.86 in 2017, down from $4.02 in 2016 and $4.80 in 2015.

•	Capital Raise was $1.2 million in the quarter from the common stock purchase agreement signed in November 2017, which provides up to $10.0 million under the agreement.

Financial Outlook

"We have two simple goals for 2018: returning to revenue growth and achieving positive quarterly cash flow," continued Griffiths. "We have successfully re-negotiated the majority of our 2018 NAC commitments to carve approximately $10.0 million out of the 2017 annual expense. We will manage operating expense to minimize our revenue break-even point and with modest quarterly revenue growth expect to be cash flow positive by the second half of 2018. Finally, we will be opportunistic as we look to strengthen our balance sheet and optimize shareholder value.”

Financial Guidance

For the year ending December 31, 2018:

Total Revenue	Growth from $54.4 million in 2017
Adjusted EBITDA Loss (1)	Better than $3.3 million loss

(1)	A reconciliation of Adjusted EBITDA loss to GAAP net loss is provided in the attached schedules. The accompanying guidance for Adjusted EBITDA loss excludes foreign exchange gain or loss estimates.

Selected Financial Results

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
(unaudited; in millions)
Revenue Mobile Connectivity Services	$13.2	$13.4	$16.1	$54.4	$63.2
Enterprise	10.0	9.7	12.1	41.8	49.1
Strategic Partnerships	2.8	3.3	3.5	11.0	11.9
Legacy iPC	0.4	0.4	0.5	1.6	2.2

Network Access Costs	9.1	10.3	8.8	38.5	33.2
Gross Margin (1)	20.9%	10.9%	34.9%	17.7%	35.8%

Network Operations Expense	1.4	1.6	1.7	6.2	7.4
R&D, S&M and G&A Expense	7.3	7.9	7.0	29.8	29.2
Restructuring Expense	—	—	—	—	0.8
Total Operating Expenses	8.7	9.5	8.7	36.0	37.4

Other (Expense) income, net	0.3	(0.3)	0.1	(0.5)	(0.4)
GAAP Total Net Loss	(4.3)	(6.7)	(1.3)	(20.6)	(7.8)

Adjusted EBITDA Loss (2)	(3.8)	(4.9)	(0.5)	(16.5)	(3.2)

	As of
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Shares of Common Stock Outstanding at Period End	69.3	66.7	65.8	69.3	65.8
Cash and Cash Equivalents	$5.2	$7.1	$16.1	$5.2	$16.1
Deferred Revenue (Short-term plus Long-term)	$3.8	$2.8	$2.5	$3.8	$2.5

(1)	Gross Margin is defined as Total Revenue less Network Access Costs less Network Operations expense divided by Total Revenue.

(2)	See "Information Regarding Non-GAAP Financial Measures" for a definition of iPass Adjusted EBITDA.

Key Operating Metrics
iPass tracks key metrics to evaluate operating performance. Wi-Fi Network Users (Enterprise and Strategic Partnerships) is the number of iPass platform users each month in a given quarter that used Wi-Fi network services from iPass. Active Platform Users is the number of users who were billed platform fees and who have used or deployed the platform during the period. This metric excludes UNLIMITED subscribers unless they have actively accessed network during the period. Hours Consumed represent the number of network hours consumed by our customers each month in a given quarter. ACV represents the annualized sales value committed under contract for newly acquired customers or significant upsell, in total across Enterprise and Strategic Partnerships.

	For the Quarter Ended
(in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Wi-Fi Network Users:
Enterprise (formerly OME)	65	68	74	76	81
Strategic Partnerships (formerly OMX)	53	69	65	48	47
Total Wi-Fi Network Users	118	137	139	124	128

Active Platform Users	774	742	786	752	732
Hours Consumed	771	943	848	770	795

Annual Contract Value	$1,183	$933	$(991)	$780	$4,771

Conference Call
iPass will host a live conference call today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-800-289-0438 or direct at 1-323-794-2423 with a participant confirmation code of 2908173. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast replay will be available until iPass reports its first quarter 2018 results.

The telephone replay dial-in numbers are 1-888-203-1112 and 719-457-0820 and will be available until March 2, 2018, 5:00 p.m. Pacific time. The confirmation code for the replay is 2908173.

Forward-Looking Statements
The statements in this press release: we did accomplish much to set us up well for 2018; bringing our break-even point much closer; we expect 2018 will be the year to prove that our iPass SmartConnectTM software and Veri-FiTM big data analytics products, under development over the last two years, can transform iPass from a Wi-Fi reseller to a true technology company; we expect revenues from Veri-Fi and technology licensing to represent more than 10% of total revenue; will mark an inflection point for us; several game changing trials or proof of concepts are in various stages; we finally expect our partnership with HP to start regaining momentum; all statements under "Financial Outlook" including iPass will return to revenue growth and achieving positive quarterly cash flow; and all statements relating to iPass’ projections for the year ending December 31, 2018, under the caption “Financial Guidance", are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that consumers and customers will not perceive the benefits of the iPass UNLIMITED, iPass EVERYWHERE and iPass INVISIBLE initiatives to be as iPass expects; the risk that iPass will not be able to achieve the cost savings that iPass currently expects; the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the iPass solution will not continue to achieve the market acceptance iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass does not accurately predict usage for its Enterprise flat rate price plans which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services could reduce demand for iPass’ services; and the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2017, and available at its Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.
In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, and the iPass Instagram account. These social media channels may be updated from time to time.

Information Regarding Non-GAAP Financial and Operational Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of iPass’ performance that is not required by, nor presented in accordance with GAAP.

iPass defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, stock-based compensation, out of period adjustment, and nonrecurring legal costs. iPass believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1.
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2.	To provide consistency and enhance investors’ ability to compare iPass’ performance across financial reporting periods; and

3.	To facilitate comparisons to the operating results of other companies in iPass’ industry, which may use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than iPass does, which would limit its usefulness in comparing iPass’ financial results with those of such other companies.

The company defines a key operating metric, ACV, as the annualized sales value committed under contract for newly acquired customers or significant upsell, in total across the Enterprise and Strategic Partnership go-to-market strategies, in the period. Because ACV is not an alternative measure for GAAP revenue, but only an operational metric to provide insight on the health and progress of the sales pipeline and revised go-to-market strategy, the signing of committed contract value should not be assumed to have met the entire revenue recognition criteria. For example, while persuasive evidence of an arrangement always exist before reporting ACV, service may not yet have been provided to the customer or collections may not yet be determined to be reasonably assured. iPass makes reasonable efforts to substantiate the viability of all reported ACV, but future events could change that conclusion. As an example, when a previously reported ACV customer fails to perform under the committed contract, such remaining calculated ACV will be reversed in the current period reported ACV.

About iPass Inc.
iPass (NASDAQ: IPAS) is a leading provider of global mobile connectivity, offering simple, secure, always-on Wi-Fi access on any mobile device. Built on a software-as-a-service (SaaS) platform, the iPass cloud-based service keeps its customers connected by providing unlimited Wi-Fi connectivity on unlimited devices. iPass is the world’s largest Wi-Fi network, with more than 64 million hotspots globally, at airports, hotels, train stations, convention centers, outdoor venues, inflight, and more. Using patented technology, the iPass SmartConnectTM platform takes the guesswork out of Wi-Fi, automatically connecting customers to the best hotspot for their needs. Customers simply download the iPass app to experience unlimited, everywhere, and invisible Wi-Fi.
iPass® is a registered trademark of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. All other trademarks are owned by their respective owners.
IR Contact: Kirsten Chapman / Becky Herrick, LHA Investor Relations, 415-433-3777, ipass@lhai.com

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$5,159	$16,072
Accounts receivable, net	8,717	12,361
Prepaid expenses	1,641	1,344
Other current assets	712	225
Total current assets	16,229	30,002
Property and equipment, net	1,334	2,485
Other assets	840	688
Total assets	$18,403	$33,175
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,044	$7,069
Accrued liabilities	3,734	3,874
Deferred revenue, short-term	3,723	2,412
Total current liabilities	16,501	13,355
Deferred revenue, long-term	102	67
Other long-term liabilities	1,009	1,123
Total liabilities	17,612	14,545
Stockholders’ equity:
Common stock	71	68
Additional paid-in capital	226,490	223,777
Accumulated deficit	(225,770)	(205,215)
Total stockholders’ equity	791	18,630
Total liabilities and stockholders’ equity	$18,403	$33,175

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue	$13,242	$16,117	$54,401	$63,222
Cost of revenues and operating expenses:
Network access costs	9,079	8,790	38,548	33,150
Network operations	1,400	1,695	6,235	7,411
Research and development	1,894	1,746	7,953	7,276
Sales and marketing	2,657	2,771	10,245	11,154
General and administrative	2,736	2,482	11,482	10,792
Restructuring charges and related adjustments	—	—	—	788
Total cost of revenue and operating expenses	17,766	17,484	74,463	70,571
Operating loss	(4,524)	(1,367)	(20,062)	(7,349)
Interest income (expense), net	31	13	67	36
Foreign exchange gain (loss), net	(27)	41	(378)	(234)
Other income (loss), net	12	—	12	—
Loss before income taxes	(4,508)	(1,313)	(20,361)	(7,547)
Provision for (benefit from) income taxes	(195)	9	194	223
Net loss	(4,313)	(1,322)	(20,555)	(7,770)
Comprehensive loss	$(4,313)	$(1,322)	$(20,555)	$(7,770)

Net loss per share - basic and diluted	$(0.06)	$(0.02)	$(0.31)	$(0.12)

Weighted average shares outstanding - basic and diluted	67,243,189	65,439,302	66,060,470	64,344,937

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Twelve Months Ended
	December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(20,555)	$(7,770)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	1,354	1,104
Depreciation and amortization	1,591	2,469
Provision for doubtful accounts	210	11
Changes in operating assets and liabilities:
Accounts receivable	3,434	(2,626)
Prepaid expenses and other current assets	(784)	1,535
Other assets	(152)	2
Accounts payable	2,348	414
Accrued liabilities	(224)	(628)
Deferred revenue	1,346	(73)
Other liabilities	(114)	80
Net cash used in operating activities	(11,546)	(5,482)
Cash flows from investing activities:
Purchases of property and equipment	(813)	(581)
Net cash used in investing activities	(813)	(581)
Cash flows from financing activities:
Proceeds from common stock purchase agreement	1,204	—
Issuance cost of common stock purchase agreement	(54)	—
Net proceeds from issuance of common stock	296	3,040
Principal payments for vendor financed property and equipment	—	(854)
Stock repurchase	—	(345)
Net cash provided by financing activities	1,446	1,841
Net decrease in cash and cash equivalents	(10,913)	(4,222)
Cash and cash equivalents at beginning of period	16,072	20,294
Cash and cash equivalents at end of period	$5,159	$16,072
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$235	$242
Accrued amounts for acquisition of property and equipment	—	373
Accrued issuance cost of common stock purchase agreement	84	—

iPASS INC.
RECONCILIATION OF GAAP TO NON-GAAP METRICS
(Unaudited, in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP net loss	$(4,313)	$(6,658)	$(1,322)	$(20,555)	$(7,770)
Interest (income) expense	(31)	(8)	(13)	(67)	(36)
Provision for (benefit from) income taxes	(196)	56	9	194	223
Depreciation and amortization	446	348	480	1,591	2,469
Stock-based compensation expense	314	348	328	1,354	1,104
Restructuring charges and related adjustments	—	—	—	—	788
Prior period adjustment to revenue	1	309	—	309	—
Nonrecurring legal costs	(11)	690	—	698	—
Adjusted EBITDA loss	$(3,790)	$(4,915)	$(518)	$(16,476)	$(3,222)

Reconciliation of 2018 Guidance Adjusted EBITDA Loss (Floor) to Total GAAP Net Loss

Full Year 2018	(Unaudited; in millions)
GAAP net loss	$(6.2)
(a) Income tax expense	0.2
(b) Depreciation of property and equipment	1.4
(c) Stock-based compensation	1.3
Adjusted EBITDA Loss (1)	$(3.3)

(1)	The guidance for Adjusted EBITDA Loss excluded foreign exchange gain or loss estimates. This loss represents the floor of our guidance for full year 2018.